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SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement	☐	Confidential for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement	☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
United Security Bancshares (Name of Registrant as Specified in its Charter)

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April 15, 2002

Dear Shareholders:

        You are cordially invited to attend United Security Bancshares' annual meeting of shareholders which will be held at United Security Bank's head office located at 2151 West Shaw Avenue, Fresno, California, on Wednesday, May 15, 2002 at 7:00 p.m.

        At the meeting, shareholders will be asked to elect directors for the ensuing year. Information regarding the nominees for election of directors is set forth in the accompanying proxy statement.

        It is important that your shares be represented at the meeting whether or not you plan to attend. Please indicate on the enclosed proxy card your vote on the matter presented, and sign, date and return the proxy card in the enclosed envelope. If you do attend the meeting and wish to vote in person, your proxy will be withdrawn at that time.

Dennis R. Woods Chairman of the Board

United Security Banchares
1525 East Shaw Avenue
Fresno, California 93710

Notice of Annual Meeting of Shareholders

May 15, 2002

To the Shareholders of
United Security Bancshares:

        Notice is hereby given that the annual meeting of shareholders of United Security Bancshares will be held at the head office of United Security Bank located at 2151 West Shaw Avenue, Fresno, California, on May 15, 2002 at 7:00 p.m. for the purpose of considering and voting upon the following matters:

1.
Election of Directors.  To elect nine (9) persons to serve as directors of United Security Bancshares until their successors are duly elected and qualified.

Robert G. Bitter, Pharm. D.	Walter Reinhard
Stanley J. Cavalla	John Terzian
Tom Ellithorpe	Bobbi Thomason
Ronnie D. Miller	Dennis R. Woods
Mike Munoz, Jr.
2.
Transaction of Other Business.  To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

        The board of directors has fixed the close of business on March 27, 2002 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting.

        Section 3.3 of Article III of the Bylaws sets forth the nomination procedure for nominations of directors. Section 3.3 provides:

          Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

By Order of the Board of Directors
Dated: April 15, 2002	Robert G. Bitter, Secretary

        We urge you to vote in favor of management's proposal by signing and returning the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. The enclosed proxy is solicited by the board of directors. Any shareholder giving a proxy may revoke it prior to the time it is voted by filing with United Security Bancshares' secretary an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Please indicate on the proxy whether or not you expect to attend the meeting so that we can arrange adequate accommodations.

United Security Bancshares

Proxy Statement

Annual Meeting of Shareholders

May 15, 2002

Introduction

        This proxy statement is furnished in connection with the solicitation of proxies for use at the 2002 annual meeting of shareholders of United Security Bancshares to be held on Wednesday, May 15, 2002 at 7:00 p.m. at the head office of United Security Bank located at 2151 West Shaw Avenue, Fresno, California, and at any and all adjournments thereof.

        It is anticipated that this proxy statement and the accompanying notice and form of proxy will be mailed on or about April 15, 2002 to shareholders eligible to receive notice of, and to vote at, the meeting.

Revocability of Proxies

        A form of proxy for voting your shares at the meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to and may revoke it at any time before it is exercised by filing with the secretary of United Security Bancshares an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person by advising the chairman of the meeting of his or her election to vote in person, and voting in person at the meeting. Subject to such revocation or suspension, all shares represented by a properly executed proxy received in time for the meeting will be voted by the proxyholders in accordance with the instructions specified on the proxy. Unless otherwise directed in the accompanying proxy, the shares represented by your executed proxy will be voted "FOR" the nominees for election of directors named herein. If any other business is properly presented at the meeting, the proxy will be voted in accordance with the recommendations of United Security Bancshares' management.

Persons Making the Solicitation

        This solicitation of proxies is being made by the board of directors of United Security Bancshares. The expense of preparing, assembling, printing and mailing this proxy statement and the materials used in the solicitation of proxies for the meeting will be borne by United Security Bancshares. It is contemplated that proxies will be solicited principally through the use of the mail, but directors, officers and employees of United Security Bancshares may solicit proxies personally or by telephone, without receiving special compensation therefore.

Voting Securities

        There were issued and outstanding 5,434,874 shares of United Security Bancshares' common stock on March 27, 2002, which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the meeting. On any matter submitted to the vote of the shareholders, each holder of United Security Bancshares' common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of

United Security Bancshares as of the record date. In connection with the election of directors, shares may be voted cumulatively if a shareholder present at the meeting gives notice at the meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively. If any shareholder of United Security Bancshares gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the record date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the meeting, votes represented by proxies delivered pursuant to this proxy statement may be cumulated in the discretion of the proxyholders, in accordance with management's recommendation. The effect of broker nonvotes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

Shareholdings of Certain
Beneficial Owners and Management

        Management of United Security Bancshares knows of no person who owns, beneficially or of record, either individually or together with associates, five percent (5%) or more of the outstanding shares of United Security Bancshares' common stock, except as set forth in the table below. The following table sets forth, as of March 27, 2002, the number and percentage of shares of United Security Bancshares' outstanding common stock beneficially owned, directly or indirectly, by each of United Security Bancshares' directors, named executive officers and principal shareholders and by the directors and executive officers of United Security Bancshares as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, named executive officer or principal shareholder has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of March 27, 2002. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of United Security Bancshares.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Directors and Named Executive Officers:
Robert G. Bitter, Pharm. D.	379,978	(2)	7.0
Rhodlee A. Braa	98,359	(3)	1.8
Stanley J. Cavalla	215,400	(4)	4.0
Kenneth L. Donahue	116,660	(5)	2.1
Tom Ellithorpe	75,280		1.4
David L. Eytcheson	345,429	(6)	6.3
Ronnie D. Miller	382,649	(7)	7.0
Mike Munoz, Jr.	17,432		*
Walter Reinhard	170,824		3.1
John Terzian	89,793		1.7
Bobbi Thomason	331,307	(8)	6.1
Dennis R. Woods	412,265	(9)	7.5
All Directors and Executive Officers as a Group (12 in all)	2,040,518	(10)	36.4

*
Less than one percent (1%).

(1)
Includes shares subject to options held by the directors and executive officers that were exercisable within 60 days of March 15, 2002. These are treated as issued and outstanding for the purpose of computing the percentage of each director, named executive officer and the directors and executive officers as a group, but not for the purpose of computing the percentage of class owned by any other person.

(2)
Dr. Bitter has shared voting and investment powers as to 297,429 shares in his capacity as a trustee of United Security Bank's Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank's Employee Stock Ownership Plan. Dr. Bitter also has 7,200 shares acquirable by exercise of stock options. Dr. Bitter's address is c/o United Security Bancshares, 1525 East Shaw Avenue, Fresno, California 93710.

(3)
Mr. Braa has 36,000 shares acquirable by exercise of stock options.

(4)
Mr. Cavalla has 1,000 shares acquirable by exercise of stock options.

(5)
Mr. Donahue has shared voting and investment powers as to 92,660 shares and has 24,000 shares acquirable by exercise of stock options.

(6)
Mr. Eytcheson has shared voting and investment powers as to 297,429 shares in his capacity as a trustee of United Security Bank's Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank's Employee Stock Ownership Plan. Mr. Eytcheson also has 6,000 shares acquirable by exercise of stock options. Mr. Eytcheson's address is c/o United Security Bancshares, 1525 East Shaw Avenue, Fresno, California 93710.

(7)
Mr. Miller has shared voting and investment powers as to 297,429 shares in his capacity as a trustee of United Security Bank's Cash or Deferred 401(k) Stock Ownership Plan and United Security Bank's Employee Stock Ownership Plan. Mr. Miller's address is c/o United Security Bancshares, 1525 East Shaw Avenue, Fresno, California 93710.

(8)
Ms. Thomason's address is c/o United Security Bancshares, 1525 East Shaw Avenue, Fresno, California 93710.

(9)
Mr. Woods has 98,000 shares acquirable by exercise of stock options. Mr. Woods' address is c/o United Security Bancshares, 1525 East Shaw Avenue, Fresno, California 93710.

(10)
Total includes 172,200 shares acquirable by exercise of stock options.

Section 16(a) Beneficial Ownership Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires United Security Bancshares' directors and certain executive officers and persons who own more than ten percent of a registered class of United Security Bancshares' equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Reporting Persons are required by Securities and Exchange Commission regulation to furnish United Security Bancshares with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from the Reporting Persons that no Forms 5 were required for those persons, United Security Bancshares believes that, during 2001 the Reporting Persons complied with all filing requirements applicable to them.

Proposal 1:
Election of Directors

Nominees

        United Security Bancshares' Bylaws provide that the number of directors of United Security Bancshares shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment of the articles of incorporation or the bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided that a proposal to reduce the authorized number or the minimum number of directors below five cannot be adopted. The exact number of directors shall be fixed from time to time, within the range: (i) by a resolution duly adopted by the board of directors; (ii) by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote; or (iii) by approval of the shareholders. The exact number of directors has been set at nine (9).

        The persons named below, all of whom are currently members of the board of directors, have been nominated for election as directors to serve until the 2003 annual meeting of shareholders and until their successors are elected and have qualified. Votes of the proxyholders will be cast in such a manner as to effect the election of all nine (9) nominees, as appropriate, (or as many thereof as possible under the rules of cumulative voting). The nine (9) nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the board of directors. The board of directors has no reason to believe that any of the nominees named below will be unable to serve if elected.

        The following table sets forth, as of March 15, 2002, the names of, and certain information concerning, the persons nominated by the board of directors for election as directors of United Security Bancshares.

Name and Title Other than Director	Age	Year First Appointed Director	Principal Occupation During the Past Five Years
Robert G. Bitter, Pharm. D., Secretary	63	2001	Clinical Pharmacist at Madera Community Hospital and Owner of Berenda Creek Ranch and Partner in Selma Shopping Center.
Stanley J. Cavalla	51	2001	Vice President of Suburban Steel, Inc. and Vice President of Tri State Stairway Corp.
Tom Ellithorpe	59	2001	Owner of Insurance Buying Service.
Ronnie D. Miller Vice Chairman	60	2001	President of Ron Miller Enterprises, Inc., dba Fresno Motor Sales and Fresno Commercial Lenders.
Mike Munoz, Jr.	59	2001	President of Ventura Supermarket, Inc., President of R & M Supermarket, Inc., President of Selma Cost Less Market, Inc. and President of Dinuba Cost Less Supermarket, Inc.
Walter Reinhard	72	2001	Retired. Former President of Reinhard's Cabinet.
John Terzian	69	2001	Retired. Former owner of Tollhouse Enterprises, Inc., dba Peacock Market.
Bobbi Thomason	72	2001	Owner of Thomason Tractor Company of California.
Dennis R. Woods Chairman, President and Chief Executive Officer	54	2001	Chairman of the Board, President and Chief Executive Officer of United Security Bancshares and United Security Bank.

        All of the nominees named above have served as members of United Security Bancshares' board of directors since its inception. All nominees will continue to serve if elected at the meeting until the 2003 annual meeting of shareholders and until their successors are elected and have been qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers(1) of United Security Bancshares acting within their capacities as such. There are no family relationships between any of the directors of United Security Bancshares. No director of United Security Bancshares serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

The Board of Directors and Committees

        United Security Bancshares' board of directors met eight (8) times in 2001. None of United Security Bancshares' directors attended less than 75 percent of all board of directors' meetings and committee meetings of which they were a member.

        United Security Bancshares has an audit committee which meets as needed to review examinations of the Federal Reserve Board, the Department of Financial Institutions and Moss Adams LLP, United

Security Bancshares' auditor. The audit committee consists of Mr. Terzian (chairman), and all outside directors. Mr. Woods does not serve on the audit committee. The audit committee met two (2) times during 2001. The audit committee functions are to review all internal and external audits, report any significant findings to the board of directors, and ensure that the internal audit plans are met, programs are carried out, and weaknesses are promptly responded to. The audit committee meets annually to discuss and review the overall audit plan. The board of directors has adopted a written charter for the audit committee which is attached as Exhibit A to this proxy statement. Each of the audit committee members satisfies the definition of independent director as established in the NASDAQ listing standards.

Audit Committee Report

        This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that United Security Bancshares specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

        The audit committee has reviewed United Security Bancshares' audited financial statements and discussed such statements with management. The audit committee has discussed with Moss Adams LLP, United Security Bancshares' independent auditors during the year 2001, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

        The audit committee received written disclosures and a letter from Moss Adams LLP, required by Independence Standards Board Standard No. 1 and has discussed with them their independence from management. The audit committee has also considered whether the independent auditors' provision of other nonaudit services is compatible with the auditors' independence.

        Based on the review and discussions noted above, the audit committee recommended to the board of directors that United Security Bancshares' audited financial statements be included in United Security Bancshares' Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

        The audit committee has also confirmed that there have been no new circumstances or developments since their respective appointments to the audit committee that would impair any member's ability to act independently.

        The Audit Committee

John Terzian, Chairman	Ronnie Miller
Robert Bitter	Mike Munoz, Jr.
Stanley Cavalla	Walter Reinhard
Tom Ellithorpe	Bobbi Thomason

        United Security Bancshares has a personnel committee which met two (2) times in 2001. The personnel committee consists of Mr. Ellithorpe (chairman) and Messrs. Cavalla, Miller and Woods. The purpose of the personnel committee is to set policies, review salary recommendations, grant stock options and approve other personnel matters which are in excess of management's authority.

        United Security Bancshares also has a board evaluation/nominating committee which did not meet in 2001. The board evaluation/nominating committee consists of Mr. Ellithorpe (chairman) and Messrs. Cavalla, Miller and Woods. The purpose of the board evaluation/nominating committee is to evaluate the directors for various performance rating factors to determine each director's monthly director's fees and to make recommendations to the board of directors regarding nominees for election of directors.

Report of Personnel Committee on Executive Compensation

Compensation Policies

        The personnel committee establishes the overall executive compensation guidelines of United Security Bancshares and establishes the compensation plans and specific compensation levels of the Chief Executive Officer ("CEO") and other executive officers. The personnel committee reviews its approach to executive compensation annually.

        The personnel committee believes that executive officer compensation should be closely aligned with the performance of United Security Bancshares on a short-term and long-term basis, and that such compensation should be structured to assist United Security Bancshares in attracting and retaining key executives critical to its long-term success. To that end, the personnel committee's policy for compensation packages of executive officers consists of three components: (i) an annual base salary; (ii) the potential to earn incentive bonuses dependent on United Security Bancshares' performance, and (iii) stock option awards and salary continuation plans designed to link shareholder interests with those of executive management by providing long-term incentives to executive officers of United Security Bancshares. The performance based aspects, items (ii) and (iii) above, are considered major elements of the overall compensation program.

(1)
As used in this proxy statement, the term "executive officer" of United Security Bancshares includes the President/Chief Executive Officer, Senior Vice President/Chief Financial Officer, Senior Vice President/Chief Credit Officer and Senior Vice President/Chief Operating Officer.

Executive Officer Compensation

        Base Salary:    Effective January 1, 1997, the personnel committee of United Security Bank established a fixed-based salary program whereby the executive officers base salaries were frozen. Future compensation increases are achieved through the performance-based aspects of compensation. In establishing fixed base salaries, the personnel committee considered salaries of comparably sized California banks, banks earning between $3 and $4 million per year, as well as local area banks. The information was compiled from a variety of sources including the California Banker's Association, proxy materials, and other independent sources. However, executive officers may have their salaries adjusted from time to time as the size, complexity, and earnings of United Security Bancshares change, in order to ensure that total compensation remains competitive. The fixed based salary program was reviewed during 2000, and the base salaries were increased for the CEO and the other three executive officers as a result of the significant asset and earnings growth since the plan was first enacted in 1997. Base salaries have not been adjusted since 2000.

        Annual Incentives:    The personnel committee believes that incentives for officers are a key component for ensuring continued growth in shareholder value through increased earnings. Accordingly, executive officers earn bonuses based upon a percentage of United Security Bancshares' net income each year.

        During 2001, United Security Bank's Super Premier Bonus Program was eliminated. The program had been designed to reward participating officers when United Security Bank's average return on beginning equity and operating income divided by average total assets exceeded the average of the best rated banks in the state, according to The Findley Reports. The program was eliminated in favor of incentives based solely on United Security Bancshares' net income.

        All executive officers are entitled to participate in United Security Bank's ESOP and 401(k) programs but are subject to more stringent matching bank contributions than other employees of United Security Bank, as required by regulation.

        Long-term Incentives:    Long-term incentives are provided through the grant of stock options to certain employees of United Security Bank including executive officers. Incentive stock options are granted at the market value prevailing on the date of grant and are intended to retain and motivate key management to improve United Security Bancshares' long-term shareholder value, as the options only have value if the market price of the underlying stock appreciates after the date granted. At December 31, 2001, total stock options that have been granted to key management and remain outstanding totaled 258,900 shares, including 115,000 to the CEO, 84,000 to other executive officers (3 total), and 59,900 to other senior management (6 total).

        A component of United Security Bank's 401(k)/ESOP recognizes and rewards employee's contributions to its successful operation by enabling those employees to acquire a proprietary interest in United Security Bancshares' common stock. All employees of United Security Bank are eligible to participate in the 401(k) Plan upon the first day of the month after date of hire. Participants are automatically vested 100% in all employee contributions which they may invest in any of several authorized investment vehicles, including United Security Bancshares' stock. United Security Bank contributes funds to match the employee's 401(k) Plan contribution up to 5% of the employee's eligible annual compensation. These contributions are invested in United Security Bancshares' stock and are subject to certain vesting requirements over a period of six years. Under the ESOP portion of the plan, United Security Bancshares annually contributes shares of common stock for each eligible employee's account in an amount proportionate to the employee's compensation. United Security Bancshares' contribution is at the discretion of the board of directors and has been 8% of employee compensation for all but one year since its inception in 1994 through 2001. For the year ended December 31, 2001, United Security Bancshares' contribution was 8% of employee compensation. Employees thereby have a vested interest in contributing on an ongoing basis to the profitability of United Security Bancshares, and with a vesting period of six years, they have the additional incentive to remain with United Security Bank on a long-term basis.

        United Security Bank has established a nonqualified salary continuation plan for five of United Security Bank's key employees, including the president and executive officers, which provides additional compensation benefits upon retirement for a period of 15 years. Future compensation under the plan is earned by the employees for services rendered through retirement and vests over a period of 12 years. In connection with the implementation of the salary continuation plans, United Security Bank purchased single premium universal life insurance policies on the life of each of the key employees covered under the plan. United Security Bank is the owner and beneficiary of these insurance policies.

Chief Executive Officer Compensation

        Since Mr. Woods became the CEO in 1993, United Security Bank's performance and competitive position have improved significantly. United Security Bank's earnings have increased more than 400% since that time, and dividends have increased every year; a total of 230% over the period. Total assets have increased more than 400% during that same period. Much of this growth has come from mergers and acquisitions, which in turn have strengthened United Security Bancshares' strategic position and competitive growth outlook for the future.

        Base Salary:    Mr. Woods is subject to the same fixed salary program as other executive officers effective January 1, 1997. As such, the personnel committee targeted Mr. Woods' base salary at the competitive median for comparable sized California banks demonstrating comparable net earnings as taken from a variety of reliable sources. Mr. Woods' base salary of $165,000 at December 31, 1999 was increased to $239,000 during 2000 and is currently believed reasonable by the personnel committee based upon reference to competitive pay practices and the previously described compensation approach to executive officers. The personnel committee believes that the performance based compensation program, as it relates to the CEO, offers substantial additional compensation incentives to reward Mr. Woods for successful results.

        Performance Based Compensation:    Mr. Woods is eligible to participate in the same short-term and long-term incentive plans as the other executive officers of United Security Bancshares. In addition, the terms of the bonus plan for the CEO are different than the other executive officers.

        Mr. Woods' entire performance based compensation is tied directly to net income of United Security Bancshares. Pursuant to the provisions of the performance based compensation plan for the CEO, Mr. Woods was awarded a cash bonus totaling $257,609 as a result of United Security Bancshares' performance during 2001.

        As noted, United Security Bancshares' executive compensation policy is based primarily on performance. The personnel committee believes Mr. Woods has managed United Security Bancshares well, and has achieved above-normal results, not only in terms of earnings and asset growth, but also in overall stockholder value.

        Members of the Personnel Committee:

  Dennis R. Woods
  Stanley J. Cavalla
  Tom Ellithorpe
  Ronnie D. Miller

Compensation Committee Interlocks and Insider Participation

        Messrs. Woods, Cavalla, Ellithorpe and Miller served as members of United Security Bancshares' personnel committee during 2001. Mr. Woods serves as the President and Chief Executive Officer of United Security Bancshares. There are no personnel committee interlocks between United Security Bancshares and other entities involving United Security Bancshares' executive officers or board members.

Compensation of Directors and Executive Officers

Director Compensation

        During 2001, directors of United Security Bancshares and United Security Bank were compensated for monthly board meetings based on a performance rating structure ranging from a minimum of $800 per meeting up to $1,300 per meeting. In addition, the vice chairman received an additional $200 per meeting and the secretary received an additional $250 per meeting. Also, directors, other than Mr. Woods, were paid $300 for their attendance at committee meetings, other than loan committee meetings, and were paid $400 for their attendance at loan committee meetings, if such committee meeting was held on a day other than the regular board of directors' meeting. During 2002, the directors of United Security Bank will continue to be compensated.

        In September, 1995, each of the then directors of United Security Bank, other than Mr. Woods, received a stock option under the United Security Bank 1995 Stock Option Plan to acquire 15,000 shares of common stock, post 100% stock dividend and 3-for-1 stock split. The exercise price for these shares is $5.21 per share, post 100% stock dividend and 3-for-1 stock split. The options are for a term of ten years expiring in September, 2005. The vesting of the director options is 20% of the total option amount per year with the first 20% amount having vested in September, 1996. In September, 2000, Mr. Cavalla received a stock option under the United Security Bank 1995 Stock Option Plan to 5,000 shares of common stock. The exercise price for these shares is $17.00 per share. This option is for a term of ten years expiring in September, 2010.

Director Emeritus Plan

        During 1995, United Security Bank also established a Directors Emeritus Plan, which was amended in May, 2000. Those directors who (i) retire as directors of United Security Bank or (ii) retired as directors of Golden Oak Bank and who signed a shareholder's agreement, are eligible to participate in the Directors Emeritus Plan. Each Director Emeritus will be a lifetime position or until a Director Emeritus shall sell a majority of his or her ownership in United Security Bank. Directors Emeritus receive a monthly fee of $400, and receive preferential deposit and customer service with free checking as long as they serve as a Director Emeritus. Director Emeritus benefits terminate upon (i) the ultimate sale of United Security Bank, (ii) the sale of a majority of the Director Emeritus' shares of United Security Bank's common stock, or (iii) the finding by United Security Bank's board of directors that the Director Emeritus is engaging in activities or making statements which are detrimental to United Security Bank or United Security Bank's public image.

Executive Officers

        The following table sets forth information, as of March 15, 2002, concerning executive officers of United Security Bancshares:

Name	Age	Position and Principal Occupation For the Past Five Years
Dennis R. Woods	54	President and Chief Executive Officer of United Security Bank and United Security Bancshares.
Kenneth L. Donahue	53	Senior Vice President and Chief Financial Officer of United Security Bank and United Security Bancshares.
Rhodlee A. Braa	60	Senior Vice President and Chief Credit Officer of United Security Bank and United Security Bancshares.
David L. Eytcheson	61	Senior Vice President and Chief Operating Officer of United Security Bank and United Security Bancshares.

Executive Compensation

        The persons serving as the executive officers of United Security Bancshares received during 2001, and are expected to continue to receive in 2002, cash compensation in their capacities as executive officers of United Security Bank.

        The following Summary Compensation Table indicates the compensation of United Security Bancshares' executive officers.

Summary Compensation Table

Long Term Compensation
	Annual Compensation							Awards		Payouts
(a)	(b)	(c)			(d)		(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)			Bonus ($)		Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Options/ SARs	LTIP Payouts ($)	All Other Compensation ($)(4)
Dennis R. Woods President and Chief Executive Officer	2001 2000 1999	$ $ $	254,300 216,646 180,973	(1) (2) (3)	$ $ $	260,264 201,680 222,722	0 0 0	0 0 0	0 0 0	0 0 0	$ $ $	36,845 35,123 30,834
Kenneth L. Donahue Senior Vice President and Chief Financial Officer	2001 2000 1999	$ $ $	112,000 99,691 86,994		$ $ $	54,410 36,601 45,171	0 0 0	0 0 0	0 0 0	0 0 0	$ $ $	23,356 23,961 20,126
David L. Eytcheson Senior Vice President and Chief Operating Officer	2001 2000 1999	$ $ $	112,000 99,691 86,797		$ $ $	54,410 36,601 45,171	0 0 0	0 0 0	0 0 0	0 0 0	$ $ $	22,112 23,966 20,110
Rhodlee A. Braa Senior Vice President and Chief Credit Officer	2001 2000 1999	$ $ $	112,000 99,045 86,458		$ $ $	54,410 36,601 45,171	0 0 0	0 0 0	0 0 0	0 0 0	$ $ $	21,659 23,869 20,056

(1)
Includes $15,300 in directors fees.

(2)
Includes $11,800 in directors fees.

(3)
Includes $10,800 in directors fees.

(4)
This amount represents United Security Bank's contribution under United Security Bank's Cash or Deferred 401(k) Plan, United Security Bank's Employee Stock Ownership Plan and the cost of premiums for excess disability, medical and life insurance.

Option/SAR Exercises and Year-End Value Table

Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR Value

(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/SARs at Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In- the-Money Options/SARs at Year-End ($) Exercisable/ Unexercisable
Dennis R. Woods	54,988	$600,469	Options Only 103,000/12,000	Options Only $872,760/$68,040
Kenneth L. Donahue	N/A	N/A	Options Only 24,000/6,000	Options Only $136,080/$34,020
David L. Eytcheson	18,000	$102,060	Options Only 6,000/6,000	Options Only $34,020/$34,020
Rhodlee A. Braa	N/A	N/A	Options Only 36,000/6,000	Options Only $277,560/$34,020

        Mr. Woods has a salary continuation agreement with United Security Bank which provides that United Security Bank will pay him $100,000 per year for 15 years following his retirement from United Security Bank at age 61 ("Retirement Age"). In the event of disability while Mr. Woods is actively employed prior to Retirement Age, he will have the option to take a benefit amount based on the vesting schedule below for 15 years beginning at the earlier of the time when he reaches age 61 or the date on which he is no longer entitled to disability benefits under his principal disability insurance policy. In the event Mr. Woods dies while actively employed by United Security Bank prior to Retirement Age, his beneficiary will receive from United Security Bank $100,000 per year for 15 years beginning one month after his death. In the event of termination without cause, early retirement, or voluntary termination, Mr. Woods shall receive a benefit amount based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Woods terminates employment and attains age 61. The vesting schedule is 25% for the first year of service beginning July 3, 1996, 15% for the second year of service, 10% for the third year of service, 6% per year of service for the following eight years of service and 2% for the twelfth year of service. In the event Mr. Woods is terminated for cause he will forfeit any benefits from the salary continuation agreement.

        In addition, Mr. Woods also has an agreement with United Security Bank for severance compensation in the event there is a change in control of United Security Bank. The agreement is for a term of five years beginning February 26, 2002. Pursuant to the agreement, in the event there is an acquisition (as defined in the agreement) of United Security Bank, then the resulting corporation shall pay Mr. Woods a lump sum amount in cash equal to the sum of (i) the last three (3) years of his total compensation, inclusive of his base annual salary and bonus and (ii) the amount necessary to cover any "golden parachute taxes" that may be assessed pursuant to Section 280G of the Internal Revenue Code.

        Mr. Donahue has a salary continuation agreement with United Security Bank which provides that United Security Bank will pay him $50,000 per year for 15 years following his retirement from United Security Bank at age 59 ("Retirement Age"). In the event of disability while Mr. Donahue is actively employed prior to Retirement Age, he will have the option to take a benefit amount based on the vesting schedule below for 15 years beginning at the earlier of the time when he reaches age 59 or the date on which he is no longer entitled to disability benefits under his principal disability insurance policy. In the event Mr. Donahue dies while actively employed by United Security Bank prior to

Retirement Age, his beneficiary will receive from United Security Bank $50,000 per year for 15 years beginning one month after his death. In the event of termination without cause, early retirement, or voluntary termination, Mr. Donahue shall receive a benefit amount based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Donahue terminates employment and attains age 59. The vesting schedule is 8.33% for each year of service beginning January 1, 1997. In the event Mr. Donahue is terminated for cause he will forfeit any benefits from the salary continuation agreement.

        In addition, Mr. Donahue also has an agreement with United Security Bank for severance compensation in the event there is a change in control of United Security Bank. The agreement is for a term of five years beginning February 26, 2002. Pursuant to the agreement, in the event there is an acquisition (as defined in the agreement) of United Security Bank, then the resulting corporation shall pay Mr. Donahue a lump sum amount in cash equal to his last year's total compensation, inclusive of his base annual salary and bonus reduced by such amount, if any so that all benefits that are accelerated as a result of the acquisition will not be subject to any "golden parachute taxes" that may be assessed pursuant to Section 280G of the Internal Revenue Code.

        Mr. Eytcheson has a salary continuation agreement with United Security Bank which provides that United Security Bank will pay him $50,000 per year for 15 years following his retirement from United Security Bank at age 68 ("Retirement Age"). In the event of disability while Mr. Eytcheson is actively employed prior to Retirement Age, he will have the option to take a benefit amount based on the vesting schedule below for 15 years beginning at the earlier of the time when he reaches age 68 or the date on which he is no longer entitled to disability benefits under his principal disability insurance policy. In the event Mr. Eytcheson dies while actively employed by United Security Bank prior to Retirement Age, his beneficiary will receive from United Security Bank $50,000 per year for 15 years beginning one month after his death. In the event of termination without cause, early retirement, or voluntary termination, Mr. Eytcheson shall receive a benefit amount based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Eytcheson terminates employment and attains age 68. The vesting schedule is 8.33% for each year of service beginning January 1, 1997. In the event Mr. Eytcheson is terminated for cause he will forfeit any benefits from the salary continuation agreement.

        In addition, Mr. Eytcheson also has an agreement with United Security Bank for severance compensation in the event there is a change in control of United Security Bank. The agreement is for a term of five years beginning February 26, 2002. Pursuant to the agreement, in the event there is an acquisition (as defined in the agreement) of United Security Bank, then the resulting corporation shall pay Mr. Eytcheson a lump sum amount in cash equal to his last year's total compensation, inclusive of his base annual salary and bonus reduced by such amount, if any so that all benefits that are accelerated as a result of the acquisition will not be subject to any "golden parachute taxes" that may be assessed pursuant to Section 280G of the Internal Revenue Code.

        Mr. Braa has a salary continuation agreement with United Security Bank which provides that United Security Bank will pay him $50,000 per year for 15 years following his retirement from United Security Bank at age 66 ("Retirement Age"). In the event of disability while Mr. Braa is actively employed prior to Retirement Age, he will have the option to take a benefit amount based on the vesting schedule below for 15 years beginning at the earlier of the time when he reaches age 66 or the date on which he is no longer entitled to disability benefits under his principal disability insurance policy. In the event Mr. Braa dies while actively employed by United Security Bank prior to Retirement Age, his beneficiary will receive from United Security Bank $50,000 per year for 15 years beginning one month after his death. In the event of termination without cause, early retirement, or voluntary termination, Mr. Braa shall receive a benefit amount based on the vesting schedule below for 15 years beginning with the month following the month in which Mr. Braa terminates employment and attains age 66. The vesting schedule is 8.33% for each year of service beginning January 1, 1997. In the event Mr. Braa is terminated for cause he will forfeit any benefits from the salary continuation agreement.

        In addition, Mr. Braa also has an agreement with United Security Bank for severance compensation in the event there is a change in control of United Security Bank. The agreement is for a term of five years beginning February 26, 2002. Pursuant to the agreement, in the event there is an acquisition (as defined in the agreement) of United Security Bank, then the resulting corporation shall pay Mr. Braa a lump sum amount in cash equal to his last year's total compensation, inclusive of his base annual salary and bonus reduced by such amount, if any so that all benefits that are accelerated as a result of the acquisition will not be subject to any "golden parachute taxes" that may be assessed pursuant to Section 280G of the Internal Revenue Code.

Independent Accountants

        The firm of Moss Adams LLP served as certified independent public accountants for United Security Bancshares with respect to the year 2001, and Moss Adams LLP has been appointed as United Security Bancshares' certified independent public accountants for 2002. United Security Bancshares' board has determined the firm of Moss Adams LLP to be fully independent of the operations of United Security Bancshares.

        Aggregate fees billed by Moss Adams LLP to United Security Bancshares for the year ended 2001 are as follows:

Audit fees	$52,000
Tax preparation	$11,250

        Moss Adams LLP audited United Security Bancshares' financial statements for the year ended December 31, 2001. It is anticipated that a representative of Moss Adams LLP will be present at the meeting and will be available to respond to appropriate questions from shareholders at the meeting.

Shareholder Proposals

        Shareholder proposals to be submitted for presentation at the 2003 annual meeting of shareholders of United Security Bancshares must be received by United Security Bancshares no later than December 31, 2002.

Certain Transactions

        Some of the directors and executive officers of United Security Bancshares and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, United Security Bank in the ordinary course of United Security Bank's business, and United Security Bank expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and in the opinion of management did not involve more than a normal risk of collectibility or present other unfavorable features.

Other Matters

        Management does not know of any matters to be presented at the meeting other than those set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

United Security Bancshares
Dated: April 15, 2002	Robert G. Bitter, Secretary

        It is very important that every shareholder vote. We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. In order to facilitate the providing of adequate accommodations, please indicate on the proxy whether or not you expect to attend the meeting.

        A copy of United Security Bancshares' annual report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2001 is available without charge upon written request to Mr. Ken Donahue at 1525 East Shaw Avenue, Fresno, California, 93710.

Exhibit A

Audit Committee Charter
United Security Bancshares

Membership

        The Audit Committee will be composed of not less than three members of the board. They will be selected by the board, taking into account prior experience in matters to be considered by the committee, probable availability at times required for consideration of these matters, and their individual independence and objectivity.

        The committee membership will meet the requirements of the audit committee policy of the NASDAQ. Accordingly, all of the members will be directors independent of management and free from any relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment as a committee member.

        No officer or employees of the company or its subsidiaries will serve on the committee. A former officer of the company or any of its subsidiaries may serve on the committee (even though the former officer may be receiving pension or deferred compensation payments from the company) if, in the opinion of the board of directors, the former officer will exercise independent judgment and will materially assist the committee's function. However, a majority of the committee will be directors who were not formerly officers of the company or any of its subsidiaries.

        In considering relationships that might affect independence, including possible affiliate status, the board of directors will give appropriate consideration to guidelines issued by NASDAQ as supplementary material to its audit committee policy, which were provided to assist boards of directors in observing the spirit of the policy.

Actions of the Committee

        The activities of the committee may result in the following types of actions:

a.
Those in the which the committee will inform the board that action has been taken in the board's interest and does not require prior board approval.

1.
Review and approve the scope of the annual audit for the company and its subsidiaries recommended jointly by the independent CPA's and the president.

2.
Review and approve the scope of the company's annual profit and pension trusts audits.

3.
When requested by the chairperson of the board during an annual shareholders' meeting, the committee chairperson will answer questions raised by a shareholder on matters relating to the committees activities.

4.
Request the president to have the internal audit staff study a particular area of interest or concern.

b.
Those which the committee will review and study and then recommend action by the board.

1.
Appoint independent public accountants.

2.
Review major accounting policy changes before implementation.

3.
Review SEC registration statements before signature by other board members.

4.
Review annual audit reports and the content of proposed published reports.

1

c.
Those which the committee will review and study and provide summary information reports to the board when appropriate.

1.
Review trends in accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board ("FASB"), the Securities and Exchange Commission ("SEC"), and the American Institute of Certified Public Accountants ("AICPA") or by comparable bodies outside the United States.

2.
Interview independent CPA's for review and analysis of strengths and weaknesses of the company's financial staff, systems, adequacy of controls, and other factors which might be pertinent to the integrity of published financial reports.

3.
Participate in financial review preceding publication of quarterly reports.

4.
Review administration of the company's "conflict of interest" policy.

5.
Review the performance of management and operating personnel under the company's code of ethics.

6.
Review insurance programs from the standpoint of gaps and exposure as well as fraud.

7.
Review reports on the company or its subsidiaries by agencies of governments in countries where the company or its subsidiaries operate.

8.
Review periodic SEC filings by the company and assure that adequate programs and procedures exist to comply with SEC regulations and regulations of securities exchanges such as NASDAQ.

2

Proxy

United Security Bancshares

        This proxy is solicited on behalf of the board of directors.    The undersigned hereby appoints Tom Ellithorpe, Ronnie D. Miller and John Terzian as proxyholders with full power of substitution, to represent, vote and act with respect to all shares of common stock of United Security Bancshares which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 15, 2002 at 7:00 p.m., at the head offices of United Security Bank, located at 2151 West Shaw Avenue, Fresno, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1.
Election of nine (9) persons to be directors.

Robert G. Bitter, Pharm. D.	Walter Reinhard
Stanley J. Cavalla	John Terzian
Tom Ellithorpe	Bobbi Thomason
Ronnie D. Miller	Dennis R. Woods
Mike Munoz, Jr.
☐	FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space below:)

2.
Transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.

Please Sign and Date Below

The board of directors recommends a vote "FOR" each of the directors named above. The proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the proxy will be voted in accordance with such instruction. If no instruction is specified with respect to the matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendations of management. If any other business is presented at the meeting, this proxy confers authority to and shall be voted in accordance with the recommendations of management.

(Please date this proxy and sign your name exactly as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

☐  I Do                        ☐  I Do Not                        Expect to Attend the Meeting.

(Number of Shares)
(Please Print Your Name)
(Please Print Your Name)
(Date)
(Signature of Shareholder)
(Signature of Shareholder)

This proxy is solicited on behalf of the board of directors and may be revoked prior to its exercise by filing with the secretary of United Security Bancshares a duly executed proxy bearing a later date or an instrument revoking this proxy or by attending the meeting and voting in person.

QuickLinks

United Security Banchares 1525 East Shaw Avenue Fresno, California 93710 Notice of Annual Meeting of Shareholders May 15, 2002
United Security Bancshares Proxy Statement Annual Meeting of Shareholders May 15, 2002
Introduction
Voting Securities
Shareholdings of Certain Beneficial Owners and Management
Proposal 1: Election of Directors
Summary Compensation Table
Option/SAR Exercises and Year-End Value Table Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR Value
Independent Accountants
Shareholder Proposals
Certain Transactions
Other Matters
Audit Committee Charter United Security Bancshares